Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investors: Douglas A. Fox, CFA Vice President, Investor Relations and Treasurer + 1 847 793 6735 dfox@zebra.com	Media: Robb Kristopher Director, Corporate Communications and Public Relations + 1 847 793 5514 rkristopher@zebra.com

Zebra Technologies Announces Record Financial Results

for the 2014 First Quarter

Effective execution on a proven growth strategy in

an improving business environment leads to record results

Lincolnshire, Ill., May 6, 2014—Zebra Technologies Corporation (NASDAQ: ZBRA) today reported diluted earnings per share of $0.82, up 78.3% from $0.46 per share for the first quarter of 2013. Earnings per share for the first quarter of 2014 include the impact of $0.09 per share of approximately $4,927,000 in acquisition expenses. Financial results for the first quarter of 2013 included exit, acquisition and restructuring costs of $0.04 per share. Net income for the first quarter of 2014 was $41,606,000, an increase of 76.7% from $23,542,000 for the first quarter of 2013.

Net sales for the first quarter of 2014 increased 21.7% to a record $288,268,000 from $236,937,000 for the first quarter a year ago.

For the first quarter of 2014, Adjusted EBITDA was $67,605,000, up 78.3% from $37,924,000 for the first quarter of 2013.

Summary Financial Performance (Unaudited)
	1Q14	1Q13	Change
Net sales (in 000s)	$288,268	$236,937	21.7%
Gross margin (%)	51.3	47.7	3.6	pts.
Adjusted EBTIDA (in 000s)(1)	$67,605	$37,924	78.3%
Net income (in 000s)	$41,606	$23,542	76.7%
Diluted earnings per share	$0.82	$0.46	78.3%

(1)	A Reconciliation of Non-GAAP financial information to GAAP information is available in the financial tables in this release.

“First quarter results reflect continued sharp execution of an effective business strategy in an improving business environment,” stated Anders Gustafsson, Zebra’s chief executive officer. “A steady stream of new innovative products and deeper engagements with customers in targeted industries are enabling Zebra to help more customers gain greater visibility into their extended value chains to improve critical business processes.”

Mr. Gustafsson added, “Our customers and channel partners are responding enthusiastically to our recently announced agreement to acquire the Enterprise business of Motorola Solutions. The acquisition will enable Zebra to play a greater strategic role in the important trends of mobility and enterprise asset intelligence and position Zebra for further success and value creation for our shareholders.”

As of March 29, 2014, Zebra had $468,155,000 in cash and investments, and no long-term debt. Net inventories were $119,373,000, and net accounts receivable were $181,618,000.

Discussion and Analysis – First Quarter

•	Net sales growth of 21.7% from the comparable quarter a year ago included strong growth in all of the company’s geographic regions. North American sales, which increased 29.1%, include the effect of revenues from Hart Systems, which was acquired in December 2013. The company experienced broad strength across multiple product lines. The 123.2% increase in service and software revenue reflects the impact of the revenues from the Hart Systems acquisition in addition to organic growth. Movements in foreign exchange, net of hedges, increased sales by $3,168,000.

•	Gross profit margin of 51.3% versus 47.7%, reflects the impact of higher sales, a reduction in freight costs, and the positive contribution of the operations of Hart Systems. Net of hedges, movements in foreign currency increased gross profit by $2,254,000.

•	Operating expense growth of 11.4% primarily resulted from higher employee-related expenses and increased expenditures for outside professional services. Operating expenses for the first quarter of 2014 also include $4,927,000 in acquisition costs, compared with $482,000 for the first quarter of 2013. The increase in acquisition costs is principally associated with the company’s agreement to acquire the Enterprise business of Motorola Solutions, Inc. which was announced in April 2014.

•	The effective income tax rate of 22.3% for the first quarter of 2014 includes the impact of $3,700,000 of acquisition costs that are not deductible for income tax purposes.

Second Quarter Outlook

Zebra announced its financial forecast for the second quarter of 2014. Net sales are expected within a range of $280,000,000 to $290,000,000, which primarily reflects the company’s typical seasonality in sales. Diluted earnings per share are expected within a range of $0.74 to $0.84.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the first quarter of 2014. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the second quarter of 2013 stated in the paragraph above captioned “Second Quarter Outlook.” Similarly, statements herein that describe the proposed transaction between Zebra and Motorola Solutions including, its financial impact, and other statements of managements’ beliefs, intentions, or goals are also forward-looking statements. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on

Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including Hart Systems, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2013.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.zebra.com.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, consisting of “EBITDA,” “Adjusted EBITDA,” and “Diluted Cash EPS” to measure our operating performance. Management presents these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Reconciliations of Operating Income to EBITDA, EBITDA to Adjusted EBITDA, and Diluted EPS to Diluted cash EPS are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 29, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,424	$62,827
Investments and marketable securities	414,143	350,380
Accounts receivable, net	181,618	176,917
Inventories, net	119,373	121,023
Deferred income taxes	19,810	19,810
Income tax receivable	768	7,622
Prepaid expenses and other current assets	13,879	15,524

Total current assets	801,015	754,103

Property and equipment at cost, less accumulated depreciation and amortization	107,511	109,588
Goodwill	155,800	155,800
Other intangibles, net	66,296	68,968
Long-term investments and marketable securities	2,588	2,588
Other assets	29,169	28,765

Total assets	$1,162,379	$1,119,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,637	$34,688
Accrued liabilities	52,306	61,962
Deferred revenue	16,411	15,506
Income taxes payable	8,010	6,898

Total current liabilities	111,364	119,054
Long-term deferred tax liability	25,510	25,492
Deferred rent	1,050	1,131
Other long-term liabilities	15,515	15,477

Total liabilities	153,439	161,154

Stockholders’ equity:
Class A Common Stock	722	722
Additional paid-in capital	146,910	143,295
Treasury stock	(673,989)	(678,456)
Retained earnings	1,544,484	1,502,878
Accumulated other comprehensive loss	(9,187)	(9,781)

Total stockholders’ equity	1,008,940	958,658

Total liabilities and stockholders’ equity	$1,162,379	$1,119,812

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Net sales:
Net sales of tangible products	$261,892	$225,121
Revenue from services and software	26,376	11,816

Total net sales	288,268	236,937

Cost of sales:
Cost of sales of tangible products	130,449	117,111
Cost of services and software	9,881	6,761

Total cost of sales	140,330	123,872

Gross profit	147,938	113,065

Operating expenses:
Selling and marketing	35,416	33,515
Research and development	22,857	21,858
General and administrative	28,391	25,277
Amortization of intangible assets	2,672	1,863
Acquisition costs	4,927	482
Exit and restructuring costs	267	1,895

Total operating expenses	94,530	84,890

Operating income	53,408	28,175

Other income (expense):
Investment income	421	677
Foreign exchange loss	(292)	(98)
Other, net	8	10

Total other income	137	589

Income before income taxes	53,545	28,764
Income taxes	11,939	5,222

Net income	$41,606	$23,542

Basic earnings per share	$0.83	$0.46
Diluted earnings per share	$0.82	$0.46
Basic weighted average shares outstanding	50,402	50,980
Diluted weighted average and equivalent shares outstanding	50,974	51,366

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Net income	$41,606	$23,542
Other comprehensive income (loss):
Unrealized gains on hedging transactions, net of income taxes	613	1,743
Unrealized holding gains (losses) on investments, net of income taxes	148	(72)
Foreign currency translation adjustment	(167)	94

Comprehensive income	$42,200	$25,307

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Cash flows from operating activities:
Net income	$41,606	$23,542
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,003	7,372
Share-based compensation	2,966	2,146
Excess tax benefit from share-based compensation	(395)	(358)
Loss on sale of property and equipment	12	136
Deferred income taxes	18	990
Changes in assets and liabilities:
Accounts receivable, net	(4,793)	(516)
Inventories, net	1,663	6,943
Other assets	2,419	(137)
Accounts payable	(2,435)	(7,119)
Accrued liabilities	(9,670)	(12,787)
Deferred revenue	682	1,618
Income taxes	8,146	649
Other operating activities	533	1,685

Net cash provided by operating activities	49,755	24,164

Cash flows from investing activities:
Purchases of property and equipment	(2,374)	(1,952)
Acquisition of intangible assets	0	(500)
Acquisition of long-term investment	(405)	(604)
Purchases of investments and marketable securities	(151,817)	(106,947)
Maturities of investments and marketable securities	15,996	3,144
Proceeds from sales of investments and marketable securities	72,206	65,094

Net cash used in investing activities	(66,394)	(41,765)

Cash flows from financing activities:
Purchase of treasury stock	0	(3,888)
Proceeds from exercise of stock options and stock purchase plan purchases	4,936	5,913
Excess tax benefit from share-based compensation	395	358

Net cash provided by financing activities	5,331	2,383

Effect of exchange rate changes on cash	(95)	70

Net decrease in cash and cash equivalents	(11,403)	(15,148)
Cash and cash equivalents at beginning of period	62,827	64,740

Cash and cash equivalents at end of period	$51,424	$49,592

Supplemental disclosures of cash flow information:
Income taxes paid, net	$3,304	$2,271

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
	March 29,	March 30,	Percent	Percent of	Percent of
Product Category	2014	2013	Change	Net Sales - 2014	Net Sales - 2013
Hardware	$196,217	$166,692	17.7	68.1	70.3
Supplies	63,504	57,123	11.2	22.0	24.1
Service and software	26,376	11,816	123.2	9.1	5.0

Subtotal products	286,097	235,631	21.4	99.2	99.4
Shipping and handling	2,171	1,306	66.2	0.8	0.6

Total net sales	$288,268	$236,937	21.7	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
	March 29,	March 30,	Percent	Percent of	Percent of
Geographic Region	2014	2013	Change	Net Sales – 2014	Net Sales – 2013
Europe, Middle East and Africa	$91,439	$77,673	17.7	31.7	32.8
Latin America	25,640	23,131	10.8	8.9	9.8
Asia-Pacific	37,967	32,909	15.4	13.2	13.9

Total International	155,046	133,713	16.0	53.8	56.5
North America	133,222	103,224	29.1	46.2	43.5

Total net sales	$288,268	$236,937	21.7	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATIONS

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended
Operating Income to EBITDA and Adjusted EBITDA	March 29, 2014	March 30, 2013
Operating income (GAAP)	$53,408	$28,175
Depreciation	6,331	5,509
Amortization of intangible assets	2,672	1,863

EBITDA (Non-GAAP)	$62,411	$35,547

Acquisition costs	$4,927	$482
Exit and restructuring costs	267	1,895

Adjusted EBITDA (Non-GAAP)	$67,605	$37,924